Exhibit 99.1

Weida Communications Adds Joe Theismann and Shitotomo Yamauchi
to its Board of Directors

FORT LAUDERDALE, Fla., Aug. 4 — Weida Communications, Inc. (OTC Bulletin Board: WDAC) said it named football commentator and star quarterback Joe Theismann and international businessman and telecommunications systems researcher Shitotomo Yamauchi Ph.D. to its board of directors.

“The appointment of Joe Theismann and Shitotomo Yamauchi as directors brings additional independent thinking and diverse professional achievement to our board, mirroring the organization of Weida Communications itself and our distinctive business model that connects operations in China with U.S. financial and management practices,” said Mitchell Sepaniak, Weida Communications’ chairman and chief executive officer. “Our new directors attained their business acumen through quite different professional backgrounds and areas of expertise. Yet each brings strong leadership skills, experience in multiple fields, and no-nonsense analytical ability to our board. We are pleased that Weida Communications will be able to draw on their skills.”

Theismann, owner and operator of a chain of restaurants, gained international recognition as one of the best quarterbacks ever to play in the NFL — leading the Washington Redskins to their victory in Super Bowl XVII — and as an All-American athlete and scholar at Notre Dame. He has been an analyst on ESPN’s Sunday night games since 1988 and is sought out as a motivational speaker who draws parallels between his NFL career and business success.

Dr. Yamauchi developed an international following for his work in pharmacology, particularly cystic fibrosis. In 1989 he filed a worldwide patent for Pirfenidone, a drug used to treat pulmonary fibrosis, and in 1998 he founded KDL GmbH, the Tokyo-based licensing company for that anti-fibroid treatment. In addition to his research and his presidency of the drug licensing company, Dr. Yamauchi founded and runs a company that holds the business license for a cell phone network and help desk support center in Japan.

“Weida Communications’ business model is designed to help investors participate in the high-growth Chinese satellite telecommunications market through an entity that applies accounting, financial, and governance practices that are familiar to American investors. Each of these new directors brings a valuable perspective on leadership and problem-solving, based on outstanding careers that they parlayed into successful businesses,” Sepaniak said.

The addition of Theismann and Dr. Yamauchi brings to five the number of directors on Weida Communications’ board. The board also includes Sepaniak and two directors from Weida’s predecessor companies, Carl Lanzisera and Tilmon Holloway.

Weida Communications, Inc. is a U.S.-managed company that is in the process of acquiring the majority stake in Guangzhou Weida Communications Co., Ltd., one of only two companies in China holding licenses for bi-directional VSAT communications. Weida Communications. Weida’s satellite operations in China provide ground-based equipment and related services to support government and corporate applications, including broadband Internet access, remote meter monitoring, and mission-critical data backup systems. For more information, visit the Weida Communications, Inc. Web site at http://www.weida.com .

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations of the management of Weida Communications, Inc. (the Company) only, and are subject to a number of risk factors and uncertainties, including but not limited to the need for equity financing in order to consummate the acquisition of Guangzhou Weida, limited operating history, Weida Communications’ historical and likely future losses, uncertain regulatory landscape in the People’s Republic of China, fluctuations in quarterly operating results, the Company’s reliance on the provision of VSAT-based communications services for the majority of its revenues, changes in technology and market requirements, decline in demand for the Company’s products, inability to timely develop and introduce new technologies, products and applications, difficulties or delays in absorbing and integrating acquired operations, products, technologies and personnel, loss of market share, and pressure on pricing resulting from competition, which could cause the actual results or performance of the Company to differ materially from those described therein. We undertake no obligation to update these forward-looking statements. For a more detailed description of the risk factors and uncertainties affecting the Company, refer to the Company’s reports filed from time to time with the Securities and Exchange Commission, including the information about risk factors provided in the section entitled, “Risk Factors Associated with the Exchange,” in the definitive Proxy Statement relating to the share exchange filed with the SEC on May 14, 2004, by the Company.